UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”), pursuant to recommendation from the Board’s Nominating and Corporate Governance Committee, appointed Deborah Kerr to be a member of the Board, effective January 1, 2015. Ms. Kerr was also appointed to serve on the Board’s Audit Committee and the Board’s Compensation Committee. Ms. Kerr is currently the Executive Vice President, Chief Product and Technology Officer at Sabre Corporation. The Board determined that Ms. Kerr satisfies the requirements pertaining to director independence under the applicable provisions of federal securities laws and the Marketplace Rules of the Nasdaq Global Select Market.

Ms. Kerr will be entitled to the compensation the Company offers its other non-executive directors, including annual retainers and equity compensation in the form of Company restricted stock units. For more information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Director Compensation for Fiscal Year 2013” in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 20, 2014 (filed with the Securities and Exchange Commission on April 30, 2014).

A copy of the press release announcing Ms. Kerr’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated January 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: January 5, 2015	By:	/s/ Nancy Saltzman
	Name:	Nancy Saltzman
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated January 5, 2015.

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